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EXHIBIT 10.1

                      RELEASE AND STOCK PURCHASE AGREEMENT


         RELEASE AND STOCK PURCHASE AGREEEMENT, dated as of July 15, 2003 (the "AGREEMENT"), between James Samuelson ("Employee") and Advanced Technology Industries, Inc., a Delaware corporation ("ATI").

                                    RECITALS:

         WHEREAS, Employee has been and is currently employed as Vice President, Chief Financial Officer, Secretary and Treasurer of ATI;

         WHEREAS, ATI is currently obligated to pay Employee $265,800 (the "UNPAID AMOUNT") in accrued and unpaid amounts in respect of Employee's salary through the date hereof; and

         WHEREAS, in full and complete satisfaction of ATI's obligation to pay the Unpaid Amount, ATI and Employee agree that Employee shall release ATI from its obligation to pay in cash the Unpaid Amount and in consideration therefore Employee shall receive 1,526,238 shares (the "SHARES") of common stock, par value $0.0001, of ATI.

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree as follows:

                                   ARTICLE I

                         ISSUANCE OF SHARES AND RELEASE

         SECTION 1.01 ISSUANCE AND RELEASE. ATI agrees, as soon as practicable following the filing of the Form S-8 (as defined below) with the Securities and Exchange Commission ("SEC") in accordance with Section 1.02, to issue and deliver to Employee the Shares, and Employee agrees that upon the issuance and delivery of the Shares, he shall release ATI from its obligation to pay in cash the Unpaid Amount. In furtherance of the foregoing, the parties hereto agree that upon the issuance and delivery of the Shares to Employee, all obligations and liabilities of ATI in respect of the Unpaid Amount shall be fully extinguished and satisfied, including, but not limited to, any penalties or interest implied or otherwise accruing thereon. Employee agrees from time to time to execute or otherwise provide any additional documentation reasonably necessary to evidence such release and satisfaction of obligations of ATI in respect of the Unpaid Amount.

         SECTION 1.02 REGISTRATION. ATI shall, as soon as practicable after the date hereof, prepare and file with the SEC a registration statement on Form S-8 (the "FORM S-8") registering the Shares.


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                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

               Employee hereby represents and warrants as follows:

         SECTION 2.01 UNPAID AMOUNT. Following the issuance and delivery to Employee of the Shares, Employee will have no further claims for the Unpaid Amount due to Employee for services rendered to ATI and its subsidiaries prior to the date hereof.

         SECTION 2.02 AUTHORITY; ENFORCEABILITY. Employee has full legal capacity and authority to execute and deliver this Agreement and perform his obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Employee, enforceable against him in accordance with its terms.


                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF ATI

                 ATI hereby represents and warrants as follows:


         SECTION 3.01 AUTHORITY; ENFORCEABILITY. ATI has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of ATI, enforceable against it in accordance with its terms.

         SECTION 3.02 THE SHARES. The Shares to be issued hereunder shall upon such issuance be validly issued and non-assessable, and, except as provided in this Agreement, free and clear of all liens and encumbrances.


                                   ARTICLE IV

                               LIMITATION ON SALES

         Employee agrees that prior to the consummation the acquisition of LTD Network, Inc. by ATI (the "TRANSACTION"), he will not sell all or any portion of the Shares with an aggregate value exceeding $20,000 during any 30 day period. Upon consummation of the Transaction, Employee may sell Shares in accordance with Rule 144(e) under the Securities Act of 1933 as if the Shares were "restricted securities" as defined under such Rule 144.


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                                   ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01 REGISTRATION FEES. ATI will pay all registration and filing fees incurred in connection with the Form S-8.

         SECTION 5.02 COUNTERPARTS. This Agreement may be executed in two counterparts and by facsimile signature, each of which shall be deemed to be an original, but each of which together shall constitute one and the same instrument.

         SECTION 5.03 ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         SECTION 5.04 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 5.05 GOVERNING LAW; JURISDICTION. This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Delaware concerning any action related to this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                          ADVANCED TECHNOLOGY INDUSTRIES, INC.





                                          By:
                                              ----------------------------------




                                          --------------------------------------
                                          James Samuelson